EXHIBIT 10.50

VORNADO REALTY TRUST

AMENDMENT NO. 1 TO VORNADO REALTY TRUST 2002 OMNIBUS SHARE PLAN

1.          Purpose Of Amendment.

The Vornado Realty Trust 2002 Omnibus Share Plan (the “Plan”) is hereby amended pursuant to Section 15 thereof to add a new Section 10 providing for awards consisting of “Operating Partnership Units” or “OP units” as follows:

“10. Operating Partnership Units.

(a)   Awards may be granted under the Plan in the form of undivided fractional limited partnership interests in Vornado Realty L.P (the “Operating Partnership”), a Delaware limited partnership, the entity through which the Trust conducts its business and an entity that elected to be treated as a partnership for federal income tax purposes, of one or more classes (“OP Units”) established pursuant to the Operating Partnership’s agreement of limited partnership, as amended from time to time. Awards of OP Units shall be valued by reference to, or otherwise determined by reference to or based on, Shares. OP Units awarded under the Plan may be (1) convertible, exchangeable or redeemable for other limited partnership interests in the Operating Partnership (including OP Units of a different class or series) or Shares, or (2) valued by reference to the book value, fair value or performance of the Operating Partnership. Awards of OP Units are intended to qualify as “profits interests” within the meaning of IRS Revenue Procedure 93-27 with respect to a Participant in the Plan who is rendering services to or for the benefit of the Operating Partnership, including its subsidiaries.

(b)   For purposes of calculating the number of Shares underlying an award of OP Units relative to the total number of Shares reserved and available for issuance under the Plan, the Committee shall establish in good faith the maximum number of Shares to which a Participant receiving such award of OP Units may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of Shares underlying such awards of OP Units shall be reduced accordingly by the Committee and the related Shares shall be added back to the Shares otherwise available for issuance under the Plan. Awards of OP Units may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, awards of OP Units shall be made; the number of OP Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of such OP Units; and the restrictions and conditions applicable to such award of OP Units. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee or the Board of Trustees at the time of grant in their sole discretion. The Committee may allow awards of OP Units to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 10. The provisions of the grant of OP Units need not be the same with respect to each Participant.

(c)   Awards made pursuant to this Section 10 may be subject to transfer restrictions, with conditions and limitations as to when OP Units can be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any applicable vesting, performance or deferral period lapses to be established by the Committee at the time of grant in its sole discretion.

(d)   Notwithstanding Section 5 of the Plan, the award agreement or other award documentation in respect of an award of OP Units may provide that the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of Shares underlying the award or other distributions from the Operating Partnership prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or OP Units.

(e)   OP Units awarded under this Section 10 may be issued for no cash consideration.”

2.          Conforming Changes

Sections 10 through 16 of the Plan are hereby re-numbered as Sections 11 through 17. Provisions of the Plan that list or refer to available or permitted awards under the Plan are hereby amended to add to such list or reference, as applicable, “Operating Partnership Units.”

3.          No Shareholder Approval Required

The Trust has been advised by the New York Stock Exchange that no shareholder approval of this amendment is required under the rules of the New York Stock Exchange.

4.          Effective Date

This amendment is effective as of March 17, 2006, the date on which it was approved by the Board of Trustees.